SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       June 30, 1999



                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The June 30, 1999 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated June 30,1999, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  June 30, 1999         By: /s/ Dorothy M. Cipolla
                                     Dorothy M. Cipolla
                                     Chief Financial Officer
Network Six, Inc.
Current Report on Form 8-K
Dated June 30, 1999

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated June 30, 1999
                                             EXHIBIT 99

NETWORK SIX SELECTED BY STATE OF RHODE ISLAND
TO SUPPORT INRHODES COMPUTER SYSTEM

Kenneth C. Kirsch, President and CEO
Or
Dorothy M. Cipolla, CFO and Treasurer
June 30, 1999

Warwick, RI: Network Six, Inc. (NASDAQ:NWSS) announced that the State of Rhode Island, Department of Administration, has informed the Company that it intends to award it a one-year contract valued at approximately $5.25 million to support the state's InRHODES computer system. Rhode Island has the option to extend the contract for up to three additional years.

InRHODES is a comprehensive computer system that integrates data and functions for the Family Independence Program (formerly known as Aid to Families with Dependent Children and Pathways to Independence), Food Stamps, Child Support Enforcement, Medicaid Eligibility, Child Care and General Public Assistance programs. InRHODES is used by the Department of Human Services and the Department of Administration, Division of Taxation - Child Support Enforcement.

Kenneth C. Kirsch, Network Six's President and CEO, commented, "We are delighted to have been selected by the State of Rhode Island, once again, to serve their information technology (IT) needs. Under various contracts, Network Six has provided IT services to Rhode Island in support of the InRHODES computer system since 1988. Rhode Island is an important customer for whom, we believe, we can continue to provide unique and valuable IT services well into the next century."

              * * * * * * * * * * * * * * * * * * * * * * * * *

Network Six is a full service systems integrator, providing information technology solutions that enable its customers to become more effective and
efficient.   Network Six's services include strategic planning, management consulting, network design, network and application implementation, training, outsourcing, maintenance and support. Network Six's stock is traded on the Nasdaq SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's 10K for December 31, 1998 or 10Q for March 31, 1999 for more discussion.